UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

 BRE PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Market Street, 4th Floor, San Francisco, CA 94105-2712

(Address of principal executive offices) (Zip Code)

(415) 445-6530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 15, 2012 at the 2012 Annual Meeting of Shareholders of BRE Properties, Inc. (the “Company”), the shareholders of the Company approved the three proposals noted below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement, dated March 23, 2012.

Proposal No. I    Election of Directors for a one-year term:

	FOR	AGAINST/ WITHOLD	BROKER NON- VOTE
Irving F. Lyons, III	63,983,385	151,395	5,794,778
Paula F. Downey	63,972,894	161,885	5,794,778
Christopher J. McGurk	63,977,592	157,188	5,794,778
Matthew T. Medeiros	63,979,062	155,717	5,794,778
Constance B. Moore	63,971,871	162,908	5,794,778
Jeanne R. Myerson	63,976,154	158,626	5,794,778
Jeffrey T. Pero	63,873,303	261,477	5,794,778
Thomas E. Robinson	63,876,199	258,580	5,794,778
Dennis E. Singleton	63,977,765	157,014	5,794,778
Thomas P. Sullivan	63,983,400	151,379	5,794,778

Proposal No. II    Ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
69,362,785	491,422	75,350	0

Proposal No. III    To approve, by non-binding advisory vote, the compensation of the named executive officers of the Company:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
60,900,699	341,225	2,892,855	5,794,778

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2012

BRE PROPERTIES, INC.
(Registrant)

By:	/s/ Kerry Fanwick
Kerry Fanwick, Esq.
Executive Vice President, General Counsel and Secretary

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